EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-3 of China Precision Steel, Inc. (the “Company”) of our report dated October 11, 2007 (October 15, 2007 as to the subsequent event disclosed in Note 20), related to the consolidated financial statements of the Company as of June 30, 2007 and 2006 and for the two years then ended which appear in the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2007.

/s/ Murrell, Hall, McIntosh & Co., PLLP
Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, OK
September 22, 2008